SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 13, 2019

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	232679963

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 300
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K reports the principal findings of the previously announced internal investigation of the Audit Committee of the Board of Directors of USA Technologies, Inc., and the remedial actions to be implemented by the Board of Directors as a result of the internal investigation, including the employment related actions set forth in Item 5.02 below.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) As a result of the reorganization of the senior management of USA Technologies, Inc. (the “Company”) referred to in Item 8.01 below, the following employment related actions were implemented:

Effective January 13, 2019, Michael Lawlor is no longer serving  as the Chief Services Officer of the Company, and is expected to provide consulting services to the Company for a term and compensation to be agreed upon.

Effective January 13, 2019, Maeve Duska has been reassigned to a  new role and will no longer serve as Senior Vice President of Marketing and Strategic Development of the Company. Ms. Duska will report to the to be appointed Chief Operating Officer of the Company and perform duties consistent with her new position.

Effective January 13, 2019, George Harrum has been reassigned to a new role  and will no longer serve as Senior Vice President of Operations of the Company. Mr. Harrum will report to the to be appointed Chief Operating Officer of the Company and perform duties consistent with his new position.

Item 8.01 Other Events.

The Audit Committee of the Company’s Board of Directors (the “Audit Committee”) has substantially completed its previously announced internal investigation of current and prior period matters relating to certain of the Company’s contractual arrangements, including the accounting treatment, financial reporting and internal controls related to such arrangements. The Audit Committee was assisted by independent counsel and advisors.

The Company is working diligently to complete and file the Annual Report on Form 10-K for the fiscal year ended June 30, 2018 (the “Annual Report”) and the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2018 (the “Quarterly Report”) as soon as practicable. Although the investigation has been substantially completed, additional time will be required for the Company to finalize and file the Annual Report and the Quarterly Report, including completing its analysis of the proposed adjustments to previously reported revenues identified by the investigation and determining whether or not a restatement is required in connection with any previously filed financial statements. Additionally, the Company’s independent auditor has indicated that it will require additional time in order to complete its audit procedures.

The Audit Committee’s investigation focused principally on certain  customer transactions entered into by the Company during fiscal years 2017 and 2018. The Audit Committee found that, for certain of those transactions, the Company had prematurely recognized revenue and, in some cases, the reported number of connections associated with the transactions under review.

The previously issued financial statements that are affected by the adjustments to reported revenues identified by the investigation are principally related to  the  fiscal quarters occurring during the 2017 and 2018 fiscal years of the Company. Of the customer transactions that were the subject of the investigation, the Audit Committee and its advisors have proposed adjustments to previously reported revenues for certain of these transactions. On a net basis, the proposed aggregate reduction to previously reported revenues relating to these  transactions during the fiscal quarters in question is not expected to exceed $5.5 million. In most cases, revenues that had been recognized prematurely were, or are expected to be, recognized in subsequent quarters, including quarters subsequent to the quarters impacted by the investigative findings. The investigation further found that certain items that had been recorded as expenses, such as the payment of marketing or servicing fees, were more appropriately treated as contra-revenue items in earlier fiscal quarters.

The Company has not completed its analysis of the specific adjustments to previously reported revenues identified by the investigation, and such analysis could result in further adjustments that could be materially different from those set forth above. The Company is proceeding as quickly as possible to complete its analysis of the impact of the identified adjustments to the Company’s previously issued financial statements as well as of the additional audit procedures required by its independent auditor as a result of the findings of the investigation, and upon such completion will determine whether further adjustments are warranted and whether the Company will need to restate financial statements for any prior period(s).

The principal findings of the Audit Committee were that: (i) pressure to achieve sales targets gave rise to the premature and/or inappropriate recognition of revenues and reporting of connections associated with certain of the examined transactions, typically occurring at or near the end of financial reporting periods; (ii) on multiple occasions, the Company’s finance function was not timely or fully apprised of the salient transaction terms in order to permit them to properly evaluate the accounting treatment of a given transaction; (iii) the Company’s internal controls failed and/or were not adequate to ensure that there was effective communication between the sales and finance functions of the Company so as to allow proper and timely evaluation of the accounting treatment of the examined transactions; (iv) senior management did not timely or fully report certain employee complaints and concerns to the independent auditor and/or the Audit Committee; (v) senior management did not timely or thoroughly investigate or effectively remediate certain employee complaints or concerns relating to compliance and/or financial reporting matters; and (vi) the foregoing matters gave rise to substantial tonal concerns warranting remediation.

The Audit Committee recommended and the Board of Directors determined to implement each of the following measures:

•	enhancing the Company’s internal controls, particularly those relating to unusual or quarter end customer transactions and communication between the sales and finance departments;
•	mandatory training for the sales department;
•	claw-back of any appropriate compensation under the Company’s incentive compensation plans;
•	expanding the Company’s public disclosure regarding connections;
•	Company-wide training about compliance matters, including with respect to employee complaints and concerns and enhancement of the customer contracting process;
•	considering appropriate employment actions relating to certain employees;
•	enhancing the internal compliance and legal functions, and authorizing management to retain the appropriate individual or individuals; and
•	splitting of the roles of Chairman and Chief Executive Officer.

Consistent with and to complement the Audit Committee’s recommendations, the Chief Executive Officer (the “CEO”) recommended and the independent directors of the Board approved, a reorganization of the Company’s senior management, including the addition of a Chief Operating Officer. The Chief Operating Officer (the “COO”) will directly manage a number of operating functions that previously reported to the CEO. In conjunction with this reorganization, two individuals who were previously named executive officers, and one individual who was not a named executive officer, each who previously reported to the CEO will now report to the COO, and a third executive officer will be leaving the Company. This structure will allow for tighter day to day management and coordination across those functions, and on a go forward basis the COO will be the officer sub-certifying for those functions as to the accuracy of financial reporting and adequacy of internal controls. The Company will also hire a Chief Compliance Officer, a newly created function, who will report directly to the recently created Compliance Committee of the Board of Directors, as more fully described below.

The Board determined that while splitting the roles of Chairman and CEO was appropriate corporate governance, Stephen P. Herbert should continue to lead the Company as CEO, and focus on the continued growth of the business and increasing shareholder value. Mr. Herbert  will continue to serve as a member of the Board. The Board recognized Mr. Herbert’s leadership over many years and his integral role in the Company’s growth. Albin (Al) Moschner has been appointed as the non-executive Chairman. The Company’s decision to split the Chairman of the Board and CEO roles, which has the full support of the CEO, will allow the CEO to fully focus his energies on Company operations and the new non-Executive Chairman to focus on the expansion and ongoing operations of the Board of Directors. In that regard, the Board has authorized the Nominating and Corporate Governance Committee to identify two additional independent directors to join the Board.

Further, the Board of Directors has authorized the formation of a new Compliance Committee of the Board, to be comprised of independent Directors, which Committee shall assume oversight responsibility for the Company’s compliance functions and supervise the Company’s newly appointed Chief Compliance Officer.

Each of the remedial actions or measures approved by the Board will be implemented as soon as practicable.

The Company’s independent auditor has indicated that as a result of the findings of the investigation, the auditor will require additional audit procedures to determine whether any further accounting adjustments are required in addition to those found by the investigation. Any further accounting adjustments identified as a result of these additional audit procedures may be material.

As previously announced, on October 30, 2018, the Company submitted to The Nasdaq Stock Market LLC (“Nasdaq”) a plan to regain compliance (the “Plan”), and on November 13, 2018, Nasdaq notified the Company that it had accepted the Plan and granted the Company until March 12, 2019, to file the Annual Report and the Quarterly Report with the Securities and Exchange Commission. As required by Nasdaq, on December 3, 2018, the Company submitted to Nasdaq an update to the Plan.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 13, 2019	USA TECHNOLOGIES, INC.

	By:	/s/ Stephen P. Herbert
Stephen P. Herbert,
Chief Executive Officer